SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


                   Date of Report:    June 14, 1996
                  (Date of earliest event reported)



                     THE MANITOWOC COMPANY, INC.
        (Exact name of registrant as specified in its charter)



    Wisconsin            1-11978          39-0448110
- -----------------    --------------    -----------------
 (State or other       (Commission       (IRS Employer
 jurisdiction of      File Number)      Identification
 incorporation)                             Number)



  500 South 16th Street, Manitowoc, WI       54220
- -------------------------------------------------------------------
(Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code (414-684-4410)







Item 5.   Other Events
- ----------------------------------

On June 14, 1996, the Board of Directors of The Manitowoc Company, Inc. (MTW) have declared a three-for-two stock split of the company's common shares in the form of a 50 percent stock dividend.

The company will distribute the stock dividend in the form of additional shares to shareholders of record as of June 25, 1996. The company will arrange for mailing of these certificates beginning July 2, 1996.

Under the stock split, one new share of company common stock will be issued for every two shares owned on the record date. The company intends to pay cash in lieu of fractional shares that would otherwise result from the split.

The three-for-two split will increase the number of outstanding
Manitowoc common shares from 7.7 million to 11.5 million.

The press release issued by the company describing the three-for-two stock split is incorporated hereby reference to Exhibit 20 of this Report, to which the reader is referred for more information.

Item 7.   Financial Statements and Exhibits
- ---------------------------------------------

          (c)  Exhibits.

               See the Exhibit Index following the Signature page of this Report, which is incorporated herein by reference.



                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


DATE:     June 26, 1996       THE MANITOWOC COMPANY, INC.
                                  (Registrant)



                              By:   /s/   Robert R. Friedl
                                 ----------------------------
                                 Robert R. Friedl,
                                 Vice President and
                                 Chief Financial Officer




                     THE MANITOWOC COMPANY, INC.

                            EXHIBIT INDEX

                                  TO

                       FORM 8-K CURRENT REPORT

                         Dated June 14, 1996





                                                   Incorporated
                                                      Herein
 Exhibit                                           By Reference       Filed
   No.               Description                        To           Herewith
- ----------    -----------------------------     -----------------     ------

     20        Press Release dated June 14,                               X
               1996 regarding declaration
               of a 3-for-2 stock split.